As filed with the Securities and Exchange Commission on July 13, 2015

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PREFERRED APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	27-1712193
(State of incorporation or organization)	(IRS Employer Identification No.)

3284 Northside Parkway NW, Suite 150 Atlanta Georgia	30327
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]
If this form relates to the registration of a class of securities with a Regulation A offering, check the following box. [ ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange LLC

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the securities of Preferred Apartment Communities, Inc. (the "Company") to be registered hereunder, reference is made to the information set forth under the caption "Description of Capital Stock – Common Stock" in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-188677) (the "Form S-3") originally filed with the Securities and Exchange Commission on May 17, 2013, as subsequently amended, which information is hereby incorporated herein by reference.
Item 2.        Exhibits.
Because no other securities of the registrant are registered on the NYSE, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 13, 2015    PREFERRED APARTMENT COMMUNITIES, INC.
(Registrant)

By:     /s/ Jeffrey R. Sprain
Name:    Jeffrey R. Sprain
Title:    Senior Vice President, General Counsel and
Secretary